SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:


( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                              STERILE RECOVERIES, INC.
                              ------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
                                ----------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:  N/A
                                                                         -------
     (2)  Aggregate number of securities to which transaction applies:   N/A
                                                                     ---------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction: N/A
                                                         -----
     (5)  Total fee paid: N/A
                        -----
( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A
                                -----
     (2)  Form, Schedule, or Registration Statement No.: N/A
                                                       -----
     (3)  Filing Party: N/A
                      -----
     (4)  Date Filed: N/A
                    -----

                            STERILE RECOVERIES, INC.

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 17, 2000


Dear Shareholder:

         The Annual Meeting of Shareholders of Sterile Recoveries, Inc. (the "Company") will be held on Wednesday, May 17, 2000, at 10:00 a.m., local time, at The Coastal Building, Fourth Floor, located at 28100 U.S. Highway 19 North, Clearwater, Florida 33761, for the following purposes:

         1. To elect two directors to serve until the 2003 Annual Meeting of Shareholders and to hold office until their successors are duly elected and qualified.

         2.       To ratify the appointment of independent auditors.

         3. To transact other business that properly comes before the meeting or any adjournment of the meeting.

         These items of business are more fully described in the Proxy Statement accompanying this Notice.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                       THE BOARD OF DIRECTORS


Clearwater, Florida
April 7, 2000





         IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                            STERILE RECOVERIES, INC.

                               ------------------

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed proxy is solicited on behalf of Sterile Recoveries, Inc. (the "Company") from the Company's Shareholders for use at the Annual Meeting of Shareholders to be held on Wednesday, May 17, 2000, at 10:00 a.m., local time, and at any adjournment of the meeting for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Coastal Building, Fourth Floor, located at 28100 U.S. Highway 19 North, Clearwater, Florida. The Company's principal executive office is located at 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 33761 and its telephone number at that location is (727) 726-4421.

         These proxy solicitation materials were mailed on or about April 7, 2000, together with the Company's 2000 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

VOTING AND SOLICITATION

         Only shareholders of record at the close of business on March 28, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has two classes of outstanding voting securities, its Common Stock and its Series A Preferred Stock. As of the Record Date, 5,676,794 shares of the Company's Common Stock and 566,667 shares of the Company's Series A Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of 5% or more of either the Company's Common Stock or its Series A Preferred Stock, see "Other Information - Share Ownership by Principal Shareholders and Management."

         Each shareholder is entitled to one vote for each share of Common Stock and one vote for each share of Series A Preferred Stock on all matters presented at the Annual Meeting. The holders of Common Stock and Series A Preferred Stock will vote together as one group in the election of directors and other matters presented at the annual meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of both Common Stock and Series A Preferred Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter with respect to such matter. Abstentions are counted in determining whether a quorum is present, but are not counted in determining the number of shares voted for or against any nominee for director or any proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or the number of shares for or against any nominee for election as a director or any proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Shareholders desiring to have proposals considered for inclusion in the proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders must furnish the proposals to the Company before December 8, 2000.

FISCAL YEAR END

         The Company's fiscal year ends on the Sunday nearest December 31.



                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

         The Company's Board of Directors has been divided into three classes of two directors each, with the members of each class serving three-year terms expiring at the third annual meeting of shareholders after their election. Two directors are to be elected at the Annual Meeting, each to serve a term of three years. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until a successor has been elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED
BELOW:

                                                                                                    TERM
          NAME                                 AGE             PRINCIPAL OCCUPATION                EXPIRES
          ----                                 ---             --------------------                -------
James T. Boosales.........................      56      Executive Vice President, Chief              2003
                                                        Financial Officer, and Secretary of
                                                        the Company

Lee R. Kemberling.........................      74      Owner and President of Kemco Systems,        2003
                                                        Inc.


         JAMES T. BOOSALES has been the Company's Executive Vice President and Chief Financial Officer and a director since the Company's inception in 1994. He served as President, International, of Fisher-Price, Inc., a $200 million division of this toy and juvenile products company, from 1990 through 1993. Before joining Fisher-Price, Inc., Mr. Boosales served in several senior executive capacities with General Mills, Inc., including President, International, for Kenner Parker Toys, Inc./Tonka Corp. from 1985 to 1989, during and after its spinoff as a public company, and President of Foot-Joy, Inc. from 1982 to 1985.

         LEE R. KEMBERLING, an initial investor in the Company, has been a director of the Company since its inception. Mr. Kemberling is the founder, and since 1969 has been sole shareholder and President of, Kemco Systems, Inc., a developer and manufacturer of commercial and industrial waste water heat recovery systems, including systems used in the Company's operations.

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

            The following directors will continue to serve after the Annual Meeting for terms that expire in 2001 or 2002 as specified:

                                                                                                         TERM
               NAME                                AGE           PRINCIPAL OCCUPATION                   EXPIRES
               ----                                ---           --------------------                   -------
James M. Emanuel..................................  50     Consultant                                     2002


Gary L. Heiman....................................  48     President and Chief Executive Officer of       2001
                                                           Standard Textile Co., Inc.

Richard T. Isel...................................  56     Chairman, President and Chief Executive        2002
                                                           Officer of the Company

Wayne R. Peterson.................................  49     Executive Vice President of the Company        2001


         JAMES M. EMANUEL has been a director of the Company since May 2, 1996. Between January 1984 and June 1997, he served as the Chief Financial Officer of Lincare Inc., a national provider of respiratory therapy services for patients with pulmonary disorders. He also served as the Chief Financial Officer of Lincare Holdings, Inc. between November 1990 and June 1997. Mr. Emanuel also served as a director of Lincare Inc. and Lincare Holdings, Inc. from November 1990 to June 1997. Mr. Emanuel has engaged in private investment activities since his retirement from Lincare Inc. in June 1997.

         GARY L. HEIMAN has been a director of the Company since September 1, 1998. Mr. Heiman has served as Chief Executive Officer of Standard Textile Co., Inc. since 1994, and as President since 1986. Standard Textile is a developer, manufacturer and distributor of health care and medical textiles and apparel.

         RICHARD T. ISEL has been the Company's Chairman and Chief Executive Officer since January 1998 and a director since the Company's inception in 1994. Mr. Isel was the Company's President and Chief Executive Officer from the Company's inception through December 1997 and reassumed the position of President in January 2000. Mr. Isel in 1991 co-founded the Company's predecessor, Amsco Sterile Recoveries, Inc., and served as its President and a director until November 1993. From November 1993 until August 1994, Mr. Isel engaged in private investment activities and arranged the Company's acquisition. Before starting Amsco Sterile, Mr. Isel was a founder and the chief executive officer of Sterile Design, Inc., a manufacturer of sterile custom procedure trays.

         WAYNE R. PETERSON has been the Company's Executive Vice President and a director since the Company's inception. Mr. Peterson in 1991 co-founded Amsco Sterile and served as its Vice President until it was acquired by the Company in 1994. Before joining Amsco Sterile, Mr. Peterson was President of Agora Development, Inc., a real estate development company that from 1987 to 1991 developed projects totaling 2,000,000 square feet in four states (California, Nevada, Arizona, and Illinois) for a total combined value of $278 million. Mr. Peterson is the brother-in-law of Richard T. Isel, the Company's Chairman, President and Chief Executive Officer.

REQUIRED VOTE

        The two nominees receiving the highest number of affirmative votes of the shares of Common and Series A Preferred Stock present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Florida law.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held a total of four meetings and took action by written consent eight (8) times during the 1999 fiscal year. Each director who served as such during the fiscal year ended December 31, 1999, attended at least 75% of the meetings of the Board and the committees of the Board on which he served during that year. The Board of Directors has a Compensation Committee and an Audit Committee.

        The Compensation Committee, which currently consists of Messrs. Kemberling and Emanuel, reviews specific compensation plans, salaries, bonuses, and other benefits payable to the Company's executive officers and makes recommendations to the Board of Directors with respect to those matters. During 1999, the Compensation Committee held one meeting.

        The Audit Committee, which currently consists of Messrs. Emanuel and Kemberling, reviews and evaluates the results and scope of the audit and other services provided by the Company's independent auditors. During 1999, the Audit Committee held two meetings.

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company receive $1,000 per Board or committee meeting attended. In addition, for each year of any term to which he is elected, each outside director receives options to purchase 4,000 shares of Common Stock under the 1996 Non-Employee Director Stock Option Plan. All options become exercisable ratably over the director's term and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Company engaged Ernst & Young LLP to audit its financial statements for the fiscal year ending December 31, 2000. Ernst & Young LLP has audited the Company's financial statements since 1999. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

           The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the shareholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of Common Stock and Series A Preferred Stock as of February 29, 2000, with respect to: (i) each of the Company's directors and the executive officers named in the Summary Compensation Table below, (ii) all directors and officers of the Company at fiscal year end as a group; and (iii) each person known by the Company to own beneficially more than 5% of the Common Stock or the Series A Preferred Stock. Each of the shareholders listed below has sole voting and investment power over the shares beneficially owned. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of February 29, 2000, through the exercise of any stock option or other right. A total of 5,676,794 shares of the Company's Common Stock and 566,667 of the Company's Series A Preferred Stock were issued and outstanding as of February 29, 2000.


                                                                      SHARES                    PERCENTAGE
BENEFICIAL OWNER (1)                       CLASS OF STOCK       BENEFICIALLY OWNED          BENEFICIALLY OWNED
--------------------                       --------------       ------------------          ------------------
Richard T. Isel (2)                            Common                 920,829                       16.2%
Wayne R. Peterson (3)                          Common                 897,200                       15.8
James T. Boosales (4)                          Common                 817,500                       14.4
Bertram T. Martin, Jr. (5)                     Common                 255,126                        4.4
Lee R. Kemberling (6)                          Common                 362,012                        6.4
James M. Emanuel (7)                           Common                  33,500                        1.0
Gary L. Heiman and
  Standard Textile Co., Inc.                 Common (8)               570,667                        9.1
                                          Preferred (9)               566,667                      100.0
Fidelity Management &
  Research Co.                                 Common                 331,600                        5.8
T. Rowe Price Associates, Inc.                 Common                 327,000                        5.8
All directors and officers
  as a group (7 persons) (10)                  Common               3,856,834                       59.9
                                            Preferred                 566,667                      100.0%

-------------------
*indicates less than 1%

(1) The business address for Richard T. Isel, Wayne R. Peterson, and James T. Boosales is 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 33761. The business address for Bertram T. Martin, Jr. is 2805 Parkland Blvd., Tampa, Florida 33609. The business address for Lee R. Kemberling is 11500 47th Street North, Clearwater, Florida 34622. The business address for James M. Emanuel is 120 14th Street, Belleair Beach, Florida 33786. The business address for Gary L. Heiman is One Knollcrest Drive, Cincinnati, Ohio 45237. The business address for Fidelity Management & Research Co. is 82 Devonshire Street, Boston, Massachusetts 02109. The business address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2) Includes 720,829 shares of Common Stock owned by the Isel Family Limited Partnership, a Colorado limited partnership of which Isel Holdings, Inc., a Colorado corporation, is the general partner. Mr. Isel and his wife, Marcy, jointly own all of the issued and outstanding voting stock of Isel Holdings, Inc.

(3) Includes 75,000 shares of Common Stock owned by the Wayne R. Peterson Grantor Retained Annuity Trust, as to which Mr. Peterson has sole voting and dispositive power as trustee, and 75,000 shares of Common Stock owned by the Theresa A. Peterson Grantor Retained Annuity Trust, as to which Mrs. Peterson, Mr. Peterson's wife, has sole voting and dispositive power as trustee. Also includes 747,200 shares of Common Stock owned by the Peterson Partners, Ltd., a Colorado limited partnership of which Peterson Holdings, Inc. a Colorado corporation, is the general partner. Mr. and Mrs. Peterson jointly own all of the issued and outstanding voting stock of Peterson Holdings, Inc.

(4) Includes 800,000 shares of Common Stock owned by the Boosales Family Limited Partnership, a Colorado limited partnership of which Boosales Holdings, Inc., a Colorado corporation, is the general partner. Mr. Boosales and his wife, Bonny, jointly own all of the issued and outstanding voting stock of Boosales Holdings, Inc.

(5) Includes 152,000 shares of Common Stock issuable on the exercise of outstanding stock options that are currently exercisable or that will become exercisable within 60 days. Excludes 114,000 shares of Common Stock issuable on the exercise of stock options that are not exercisable within 60 days. Mr. Martin resigned as President and Chief Operating Officer on January 10, 2000 and is no longer an officer or director of the Company.

(6) Includes 16,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable at the 2000 Annual Meeting.

(7) Includes 23,500 shares of Common Stock issuable pursuant to the exercise of outstanding stock options that are currently exercisable or will become exercisable at the 2000 Annual Meeting. Excludes 8,000 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(8) Consists of the Common Stock potentially issuable on conversion of the Series A Preferred Stock held by Standard Textile Co., Inc. Includes 4,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable at the 2000 Annual Meeting. Excludes 8,000 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(9) Consists of 566,667 shares of Series A Preferred Stock owned by Standard Textile Co., Inc., of which Mr. Heiman is a principal shareholder, President and Chief Executive Officer. This preferred stock is convertible at any time into the same number of shares of Common Stock.

(10) Includes 152,000 shares of Common Stock issuable upon the exercise of outstanding stock options held by Bertram T. Martin, Jr., 23,500 shares of Common Stock issuable upon the exercise of outstanding stock options held by James M. Emanuel, and 16,000 shares of Common Stock issuable on exercise of stock options held by Lee R. Kemberling, and 566,667 shares of Common Stock potentially issuable on conversion of the Series A Preferred Stock held by Standard Textile Co., Inc.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors and persons who own ten percent or more of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten percent or more shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

         Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the period from January 1, 1999 until December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent or more shareholders were satisfied.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is composed of Messrs. Kemberling and Emanuel. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation

Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

         Lee R. Kemberling a director of the Company, is also the director, President, and sole shareholder of Kemco, Inc., a developer and manufacturer of commercial and industrial waste water and heat recovery systems that originally furnished the Company's predecessor with the water and heat reclamation equipment installed at each of its facilities. The Company paid $394,000 to Kemco in 1999 to design and supply new components for water reclamation systems. The Company believes that the terms of its transactions with Kemco approximate those that would be available from an independent third party.

         Gary L. Heiman, a director of the Company, is also the President, Chief Executive Officer, and a principal shareholder of Standard Textile Co., Inc., a developer, manufacturer, and distributor of healthcare and medical textiles and apparel. In 1999, the Company paid approximately $7.4 million to Standard Textile for purchase of reusable textile products. The Company believes that the terms of this Agreement with Standard Textile approximate those that would be available from an independent third party.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid to or earned by the Company's Chairman and Chief Executive Officer and each of the Company's other executive officers (the "Named Officers") for the years ended December 31, 1999, 1998, and 1997:

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION
                                                  -------------------
                                                                                                   LONG TERM
                                                                       OTHER ANNUAL          COMPENSATION OPTIONS
       NAME AND PRINCIPAL POSITIONS           YEAR       SALARY        COMPENSATION                 GRANTED
       ----------------------------           ----       ------        ------------                 -------
Richard Isel, Chairman and Chief
Executive Officer. . . . . . . . . . . .      1999       $220,000          $ 12,294                 --------
                                              1998        220,000            10,385                 --------
                                              1997        220,000             8,482                 --------

Bertram T. Martin, Jr., President and
Chief Operating Officer* . . . . . . . .      1999        200,000          --------                  $40,000
                                              1998        200,000          --------                 ---------
                                              1997        200,000          --------                  $90,000

Wayne R. Peterson, Executive Vice
President. . . . . . . . . . . . . . . .      1999        200,000          --------                 --------
                                              1998        200,000          --------                 --------
                                              1997        200,000          --------                 --------

James T. Boosales, Executive Vice
President. . . . . . . . . . . . . . . .      1999        200,000          --------                 --------
                                              1998        200,000          --------                 --------
                                              1997        200,000          --------                 --------

------------------
*Mr. Martin is no longer an officer of the Company.

None of the foregoing officers received any bonus compensation in 1999.

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with all of the Named Officers that provide for annual salary as follows:

         NAME                                                      SALARY
         ----                                                      ------
         Richard T. Isel..........................................$220,000
         Bertram T. Martin, Jr....................................$200,000
         Wayne R. Peterson........................................$200,000
         James T. Boosales........................................$200,000

The agreements can be terminated by either party without cause at any time, subject to certain notice requirements. Each officer is prohibited from competing with the Company during the three year period following termination of the officer's employment. The Company also has severance agreements with each of its executive officers that provide for a severance compensation benefit equal to two times the executive officer's annual cash compensation (payable in a lump sum) for an involuntary or constructive termination of employment following a "change of control."

OPTION GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF      % OF TOTAL
                                  SECURITIES    OPTIONS GRANTED
                                  UNDERLYING    TO EMPLOYEES IN     EXERCISE
                                    OPTIONS         FISCAL           PRICE       EXPIRATION      GRANT DATE
             NAME                   GRANTED          YEAR          ($/SHARE)        DATE          VALUE (1)
             ----                   -------          ----          ---------        ----          ---------
Bertram T. Martin, Jr.....           40,000          18.6%          $11.88       January 4,        $273,252
                                                                                   2009


(1) In accordance with SEC rules, the binomial opinion pricing method was chosen to estimate the Grant Date Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the binomial model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of collecting the original Grant Date Value: an option term of five years, volatility at 60.51%, no dividend yield, and interest rate at 7.50%. The real value of the options in this table depends on the actual performance of the Common Stock during the applicable period.

FISCAL YEAR END OPTION VALUES

         The following table sets forth the aggregate value of unexercised options at December 31, 1999 for each Named Officer. There were no options exercised during the year ended December 31, 1999 by any Named Officer.

                                                                                    VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED               IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR END            AT FISCAL YEAR END (1)
                                             --------------------------            ----------------------
NAME                                        UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE    EXERCISABLE
----                                        -------------       -----------     -------------    -----------
Richard T. Isel.........................         --                 --               --               --
Bertram T. Martin, Jr.(2)...............      114,000             152,000            --            $161,370
Wayne R. Peterson.......................         --                 --               --               --
James T. Boosales.......................         --                 --               --               --

(1) Amounts represent the $1,828,750 market value of the underlying securities relating to "in-the-money" options at December 31, 1999, minus the exercise price of such options.

(2) Mr. Martin's exercisable options include options to purchase 66,000 shares of the Company's Common Stock at $4.43 per share that he received in October 1995 as a consultant to the Company, before he joined the Company as an officer. These options were not awarded to Mr. Martin as compensation for his service as a Named Officer. As of January 10, 2000, Mr. Martin is no longer an officer or director of the Company.

                              CERTAIN TRANSACTIONS

         The Company engaged in transactions in 1999 with Kemco, Inc., a company owned by Lee R. Kemberling, and with Standard Textile Co., Inc., a company whose President, Chief Executive Officer, and a principal shareholder is Gary L. Heiman. Mr. Kemberling and Mr. Heiman are both directors of the Company. See "Other Information - Compensation Committee Interlocks and Insider Participation."

         All transactions between the Company and its officers, directors, principal shareholders and their affiliates will continue to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on the Company's executive compensation program. The Committee, which consists of the two outside directors listed at the end of this report, reviews and establishes specific compensation plans, salaries, option grants, and other benefits payable to the Company's executive officers. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for its review and approval.

         The Committee's primary objective with respect to executive compensation is to establish programs that attract and retain executive officers and align their compensation with the Company's overall business strategies, values, and performance. For executive officers and key managers other than Messrs. Isel, Peterson, and Boosales, the Company's founders and largest shareholders, the Company grants stock options as a component of total consideration to closely align their interests with the shareholders' long-term interests. Further, in evaluating annual compensation of executive officers (other than Messrs. Isel, Peterson, and Boosales) and key managers, the Committee places a relatively heavy emphasis on stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of company managers with the long-term interests of shareholders.

         The two components of the Company's total compensation program for executive officers have been:

         1. SALARY: Base salary is intended to be competitive with that paid to comparable executives and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for the Company. Base salaries are based on qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor.

         The Company's executive officers have not historically participated in its incentive compensation program, and did not in 1999 receive any bonus in addition to base salary. The Committee believes that the absence of incentive bonus has been more than offset by the substantial incentives associated with the executive officers' stock ownership.

         2. LONG-TERM STOCK INCENTIVES: The Company's 1995 Stock Option Plan and 1998 Stock Option Plan provide for the grant to employees of incentive or nonqualified stock options. Grants to executives are designed to align a significant portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

         Grants of stock options generally are limited to officers (other than Messrs. Isel, Peterson, and Boosales) and other key employees and managers of the Company who are in a position to contribute substantially to the growth and success of the Company. Incentive stock options and nonqualified stock options are granted for terms up to ten years, and are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. Vesting requirements encourage loyalty to the Company.

         The Company did not grant stock options in 1999 to Messrs. Isel, Peterson, and Boosales because as the Company's founders and largest shareholders, their interests are already closely aligned with those of the Company's other shareholders. The remaining executive officer, Mr. Martin, was granted options to purchase 40,000 shares of Common Stock on January 4, 1999 and beneficially owned or had rights to acquire 369,126 shares on the Record Date. The Named Officers appearing in the Summary Compensation Table held a total of 3,004,655 shares representing 50.6% of the Company's outstanding Common Stock on February 29, 2000, assuming exercise of all of Mr. Martin's vested and unvested stock options.

         In conclusion, the Company's executive officers' stock ownership and stock option awards closely align their interests with the Company's shareholders' long-term interests, consistent with the compensation philosophies set forth above. This close alignment has existed since the Company's inception and has contributed significantly to the Company's growth and profitability.

                                     By the Compensation Committee,
                                     Lee R. Kemberling
                                     James M. Emanuel

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total shareholder return for the Company, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Health Index for the period since the Company's Common Stock began trading on July 18, 1996. This graph assumes that $100 was invested on July 18, 1996, in the Company's Common Stock and in the other indices. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                              [GRAPH OMITTED]

                                  12/31/96   12/31/97  3/31/98  6/30/98  9/30/98  12/31/98  3/31/99  6/30/99  9/30/99  12/31/99
                                  --------   --------  -------  -------  -------  --------  -------  -------  -------  --------
Sterile Recoveries, Inc.           $155.92    $180.26   178.95   178.95    93.42    123.68   107.89   122.37    81.58     72.37
Nasdaq Stock Market (U.S. Index)   $116.21    $140.60   166.37   170.99   154.82    200.32   224.88   246.07   252.03    371.32
Nasdaq Health Index                 $97.58     $99.45   108.72    98.78    74.82     84.99    75.83    94.55    70.04     69.05


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

         It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.


                                 THE BOARD OF DIRECTORS
                                 Clearwater, Florida
                                 April 7, 2000

                           STERILE RECOVERIES, INC.


                         ANNUAL MEETING OF SHAREHOLDERS


                           STERILE RECOVERIES, INC.
                          28100 U.S. HIGHWAY 19 NORTH
                           CLEARWATER, FLORIDA 33122


                                  MAY 17, 2000
                                   10:00 A.M.





                           - FOLD AND DETACH HERE -

        2000 ANNUAL MEETING OF SHAREHOLDERS OF STERILE RECOVERIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     THE UNDERSIGNED HEREBY APPOINTS JAMES T. BOOSALES AND WAYNE R. PETERSON, AND EACH OF THEM, AS PROXIES, EACH WITH FULL POWER OF SUBSTITUTION, TO REPRESENT AND TO VOTE ALL SHARES OF VOTING COMMON STOCK OF STERILE RECOVERIES, INC., A FLORIDA CORPORATION (THE "COMPANY"), AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON WEDNESDAY, MAY 17, 2000, AT 10:00 A.M., EST, AND ANY ADJOURNMENT THEREOF:

(1) Election of directors for terms expiring in 2003:

  [ ] FOR the election of James T. Boosales and Lee R.        [ ] WITHHOLD AUTHORITY to vote for the nominees
       Kemberling (the "Nominees") for terms expiring in 2003

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name)

(2) Appointment of Ernst & Young LLP as the Company's auditors.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 (continued, and to be signed on reverse side)

                           - FOLD AND DETACH HERE -


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.


     The undersigned hereby acknowledges receipt of (i) the Company's 1999 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting of Shareholders to be held on May 17, 2000.

                                             Signed:____________________________
                                             Signature of Shareholder

                                             Signed:____________________________
                                             Signature of Shareholder if held
                                             jointly


                                             Please sign exactly as your name
                                             appears on this proxy. If shares
                                             are owned by more than one person,
                                             all owners should sign. Persons
                                             signing as executors,
                                             administrators, trustees or in
                                             similar capacities should so
                                             indicate. If a corporation, please
                                             sign full corporate name by the
                                             president or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.

                                             Dated:_______________________, 2000

                                             Do you plan to attend the Annual
                                             Meeting? [ ] Yes [ ] No

                                             PLEASE COMPLETE, SIGN, DATE, AND
                                             RETURN THIS PROXY CARD PROMPTLY
                                             USING THE ENCLOSED POSTAGE PAID
                                             ENVELOPE.